Exhibit 99.1

New York Mortgage Trust Reports

Fourth Quarter and Full Year 2012 Results

NEW YORK, NY – March 5, 2013 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT” or the “Company”) today reported results for the three and twelve months ended December 31, 2012.

Summary of Fourth Quarter and Full Year 2012:

●

Net income attributable to common stockholders of $9.4 million for the quarter ended December 31, 2012, representing net income per weighted average share of $0.19, and net income attributable to common stockholders of $28.3 million for the year ended December 31, 2012, representing net income per weighted average share of $1.08.

●	The Company completed its fourth public stock offering receiving net proceeds of $104.1 million in October 2012, bringing total net proceeds received during the year to $231.6 million.

●

Completed the acquisition of $75.6 million of multi-family CMBS during the fourth quarter of 2012, resulting in the Company having a net investment of $194.5 million in multi-family CMBS, at fair value, at December 31, 2012.

●	Completed the acquisition of $60.9 million of distressed residential mortgage loans during the fourth quarter of 2012.

●	Completed two secured structured financing transactions during the fourth quarter of 2012, resulting in $88.7 million in net proceeds.

●	Book value per common share of $6.50 at December 31, 2012, as compared to $6.12 per common share at December 31, 2011 and $6.52 at September 30, 2012.

●	Fourth quarter 2012 portfolio net interest margin was 333 basis points.

●	Declared fourth quarter dividend of $0.27 per common share that was paid on January 25, 2013.

Company Overview

NYMT is an internally managed real estate investment trust, or REIT, which invests in mortgage-related and financial assets. The Company currently targets multi-family CMBS, Agency RMBS, including Agency fixed-rate RMBS, Agency ARMs, and Agency IOs, and residential mortgage loans. RiverBanc, LLC, The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its targeted asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Management Overview

Steven Mumma, NYMT’s CEO and President, commented: “The Company finished the year on a strong note, funding over $75.6 million in multi-family CMBS securities and $60.9 million in residential distressed mortgage loans during the fourth quarter of 2012, bringing our total investment in credit sensitive assets to $255.0 million for the year. In addition, the Company raised total net proceeds of $231.6 million in public equity offerings during 2012, including $104.1 million in October 2012. The Company also completed three structured financing transactions in 2012 of a significant portion of its credit sensitive assets, resulting in total net proceeds for the Company of $114.7 million. These financings provide longer term funding for certain multi-family CMBS and distressed residential loans, thereby reducing liquidity risk and, we believe, enhancing the overall return for invested capital. Our increase in capital has resulted in a more diverse portfolio, access to better financing terms as well as lowering our expense operating ratios by over 64%.

We are pleased with our earnings for the fourth quarter given the deployment of a significant portion of the proceeds from the October 2012 equity offering into credit sensitive assets over the course of the fourth quarter. For a number of reasons, these credit sensitive assets tend to require a longer diligence and settlement process than investments in Agency RMBS. However, while the slower deployment of capital to these assets during the quarter may have impacted fourth quarter results, we are confident that the allocation of capital to these types of assets will produce longer-term benefits for our portfolio and our returns.

Management believes the Company’s portfolio is well positioned heading into 2013 with a balanced investment strategy for both interest rate risk and credit risk. The Company’s current funding sources are also well balanced with a combination of short term repurchase agreements that fund primarily our Agency RMBS portfolio and our newly issued securitized debt. We will continue to pursue credit sensitive assets and more traditional mortgage-related assets that we believe, when combined with the appropriate mix and type of financing, will deliver attractive risk adjusted returns and will complement our existing portfolio.”

Results from Operations

For the quarter ended December 31, 2012, the Company reported consolidated net income attributable to common stockholders of $9.4 million, or $0.19 per common share, as compared to consolidated net loss attributable to common stockholders of $1.9 million, or $0.16 per common share, for the same period in 2011. The increase is primarily due to an increase in net interest margin of $6.0 million, an increase in realized gain on investment securities and related hedges of $2.9 million, an increase in unrealized gain on multi-family loans and debt held in securitization trusts of $1.7 million, a decrease in general, administrative and other expense of $1.2 million, and a decrease in impairment loss on investment securities of $0.3 million, partially offset by an increase in unrealized loss on investment securities and related hedges of $0.5 million, and a decrease in income from investments in limited partnership and limited liability company of $0.5 million. The increase in net interest margin of $6.0 million is primarily due to an increase of $977.3 million in average interest earning assets at December 31, 2012 as compared to December 31, 2011, which was mainly driven by the Company’s additional investments in Agency RMBS and multi-family CMBS during 2012, achieved largely as a result of cash proceeds received from public stock offerings during the year ended December 31, 2012. The $2.9 million increase in realized gain on investment securities and related hedges is primarily due to the performance of our Agency IO portfolio, which had a $0.6 million realized gain for the quarter ended December 31, 2012 as compared to a $2.3 million loss in the quarter ended December 31, 2011. The decrease in general, administrative and other expense of $1.2 million is primarily due to the decrease in management contract termination fees of $2.2 million, substantially all of which was recorded during the quarter ended December 31, 2011.

For the year ended December 31, 2012, the Company reported consolidated net income attributable to common stockholders of $28.3 million, or $1.08 per common share, as compared to consolidated net income attributable to common stockholders of $4.8 million, or $0.46 per common share, for the year ended December 31, 2011. The increase is primarily due to an increase in net interest margin of $12.1 million, an increase in unrealized gain on multi-family loans and debt held in securitization trusts of $6.7 million, a decrease in unrealized loss on investment securities and related hedges of $5.7 million, a decrease in provision for loan loss of $0.9 million, an increase in realized gain on investment securities and related hedges of $0.5 million, partially offset by a decrease in income from investments in limited partnership and limited liability company of $1.5 million, an increase in general, administrative and other expenses of $0.9 million, and an increase in income tax expense of $0.5 million. The increase in net interest margin of $12.1 million is primarily due to an increase of $365.0 million in average interest earning assets resulting from the deployment of proceeds totaling $231.6 million from four public equity offerings completed in 2012. The proceeds were mainly invested in Agency RMBS and multi-family CMBS during 2012. The $6.7 million unrealized gain related to our multi-family loans and debt held in securitization trusts was due to improving market conditions during the year ended December 31, 2012. There were no multi-family loans and debt held in securitization trusts investments during the year ended December 31, 2011. The decline in net unrealized loss on investment securities and related hedges was mainly related to an improved environment for our investment portfolio, particularly our Agency IO portfolio, as compared to the comparative 2011 periods. During the second half of 2011, a confluence of factors, including uncertainty and concerns of systemic risk related to the European sovereign debt crisis and a revamping of the rules for HARP II, contributed to a significant widening of credit spreads and prepayment speed concerns, which in turn, negatively impacted the pricing of our Agency IOs at December 31, 2011. The general, administrative and other expense increase of $0.9 million for the year ended December 31, 2012, as compared to the same period in 2011, is primarily due to an increase in management fees, driven in large part by the increase in assets managed by external managers and increased profitability of our investments.

Book value per common share as of December 31, 2012 was $6.50, representing an increase of $0.38 per common share from the Company’s book value at December 31, 2011.

A reconciliation between (i) net income excluding the unrealized gains and losses on investment securities and related hedges and multi-family loans and debt held in securitizations trusts and (ii) GAAP net income (loss) attributable to common stockholders for the year and three months ended December 31, 2012, respectively, is presented below (dollar amounts in thousands, except per share):

	For the Year Ended December 31, 2012		For the Three Months Ended December 31, 2012
	Amounts	Per Share	Amounts	Per Share

Net Income (Loss) Attributable to Common Stockholders – GAAP	$28,279	$1.08	$9,390	$0.19
Adjustments:
Unrealized net losses on investment securities and related hedges	3,947	0.15	1,370	0.03
Unrealized net gains on multi-family loans and debt held in securitization trusts	(6,662)	(0.25)	(1,672)	(0.03)
Termination of management contract	40	0.00	-	-
Net income attributable to common stockholders excluding unrealized gains and losses	$25,604	$0.98	$9,088	$0.19

Portfolio Allocation

The following table sets forth our allocated equity by investment type at December 31, 2012 (dollar amounts in thousands):

	Agency RMBS(1)	Agency IOs	Multi-Family CMBS(2)	Distressed Residential Loans	Residential Securitized Loans	Other(3)	Total

Carrying value	$901,867	$99,372	$194,492	$60,459	$187,229	$41,800	$1,485,219
Liabilities:
Callable(4)	(806,477)	(74,707)	-	-	-	(7,950)	(889,134)
Non callable	-	-	(78,891)	(38,700)	(180,979)	(45,000)	(343,570)
Hedges (Net)(5)	3,716	10,782	-	575	-	-	15,073
Cash	-	25,797	-	-	-	31,777	57,574
Other	3,126	1,575	1,763	2,337	732	(12,689)	(3,156)

Net equity allocated	$102,232	$62,819	$117,364	$24,671	$6,982	$7,938	$322,006

(1)	Includes both Agency ARMs and Agency fixed rate RMBS.
(2)

The Company determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s financial statements. A reconciliation to the Company’s financial statements as of December 31, 2012 follows:

Multi-Family loans held in securitization trusts, at fair value	$5,442,906
Multi-Family CDOs, at fair value	(5,319,573)
Net carrying value	123,333
CMBS, at fair value (available for sale)	71,159
Total CMBS, at fair value	194,492
Securitized debt	(78,891)
Other	1,763
Net Equity in Multi-Family CMBS	$117,364

(3)

Other includes CLOs having a carrying value of $30.8 million, non-Agency RMBS and loans held for investment. Other callable liabilities include an $8.0 million repurchase agreement on our CLOs and other non-callable liabilities consist of $45.0 million in subordinated debentures.

(4)	Includes repurchase agreements.
(5)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

Portfolio Asset Yields

The following table summarizes the Company’s significant assets at December 31, 2012, classified by relevant categories (dollar amount in thousands):

	Carrying Value	Coupons(1)	Yield(1)	CPR(1)
Agency ARMs	$273,923	2.98%	1.75%	14.5%
Agency Fixed Rate RMBS	$627,944	2.96%	2.34%	1.9%
Agency IOs	$99,372	5.94%	10.83%	21.8%
CMBS(2)	$194,492	0.12%	11.94%	N/A
Distressed Residential Loans	$60,459	5.77%	9.58%	N/A
Residential Securitized Loans	$187,229	2.91%	2.81%	11.6%
CLOs	$30,785	4.35%	40.59%	N/A

(1)	Coupons, yields and CPRs are based on fourth quarter 2012 weighted average balances. Yields are calculated on amortized cost basis and do not reflect the affects of leverage.

(2)

CMBS carrying value, coupons and yield calculations are based on the underlying CMBS that are actually owned by the Company and do not include the other consolidated assets and liabilities of the Consolidated K-Series not owned by the Company.

 Additional Information

As of December 31, 2012, the Company funded a portion of its investment portfolio with $889.1 million of repurchase agreement borrowings with an average interest rate of 0.54%. In addition, as part of the hedging strategy for its Agency IOs, the Company had a net long position of $244.8 million of To-Be-Announced (“TBA”) securities as of December 31, 2012.

The Company’s portfolio net interest margin was 333 basis points for the quarter ended December 31, 2012 as compared to net interest margin of 470 basis points for the quarter ended September 30, 2012. The decline was primarily a result of the deployment of a significant portion of the proceeds from public equity offerings in August and October 2012 into Agency RMBS.

Analysis of Changes in Book Value

The following table analyzes the changes in book value for the quarter and year ended December 31, 2012, respectively (amounts in thousands, except per share):

	Quarter Ended December 31, 2012			Year Ended December 31, 2012
	Amount	Shares	Per Share(1)	Amount	Shares	Per Share(1)
Beginning Balance	$222,014	34,044	$6.52	$85,278	13,938	$6.12
Stock issuance, net	104,249	15,531		232,462	35,637
Balance after share issuance activity	326,263	49,575	6.58	317,740	49,575	6.41
Dividends declared	(13,383)		(0.27)	(30,809)		(0.62)
Net change AOCI: (2)
Hedges	179		0.00	(1,440)		(0.03)
RMBS	(3,640)		(0.07)	(327)		(0.01)
CMBS	3,000		0.06	3,766		0.08
CLOs	197		0.00	4,797		0.10
Net income excluding unrealized gains and losses on investment securities and related hedges and multi-family loans and debt held in securitization trusts	9,088		0.18	25,564		0.52
Unrealized net losses on investment securities and related hedges	(1,370)		(0.03)	(3,947)		(0.08)
Unrealized net gains on multi-family loans and debt held in securitization trusts	1,672		0.04	6,662		0.13
Ending Balance	$322,006	49,575	$6.50	$322,006	49,575	$6.50

(1)	Outstanding shares used to calculate book value per share for the quarter and year ended periods are based on outstanding shares as of December 31, 2012 of 49,575,331.
(2)	Accumulated other comprehensive income (“AOCI”).

Conference Call

On Wednesday, March 6, 2013, at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the three and twelve months ended December 31, 2012. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, March 13, 2013 and can be accessed by dialing (855) 859-2056 and entering passcode 15739758. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Full year 2012 financial and operating data can be viewed on the Company’s Annual Report on Form 10-K, which is expected to be filed with the Securities and Exchange Commission on or before March 15, 2013. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to Agency RMBS comprised of IOs; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “distressed residential loans” refers to a pool of performing and re-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties held in securitization trust; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and “Consolidated K-Series” refers to four separate Freddie-Mac sponsored multi-family loan K- Series securitizations, of which we, or one of our special purpose entities, or SPEs, own the first loss PO securities and certain IO securities.

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, interest income and expense in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our consolidated statement of operations.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release presents a non-GAAP financial measure that excludes certain items. This non-GAAP financial measure is provided to enhance the user's overall understanding of our financial performance. Specifically, management believes the non-GAAP financial measure provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual or not indicative of our core operating results. The non-GAAP financial measure presented by the Company should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Moreover, this non-GAAP financial measure may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measure included in this earnings release has been reconciled above to the nearest GAAP measure.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company invests in mortgage-related and financial assets and targets Agency RMBS, consisting of fixed-rate, adjustable-rate and hybrid adjustable-rate RMBS, Agency IOs consisting of interest only and inverse interest only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans, multi-family CMBS and residential mortgage loans, including loans sourced from distressed markets.

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets; changes in government regulations affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:	AT THE COMPANY
Kristine R. Nario Investor Relations Phone: (646) 216-2363 Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

	For the Years
	Ended December 31,
	2012	2011
	(unaudited)
INTEREST INCOME:
Investment securities and other	$27,112	$18,751
Multi-family loans held in securitization trusts	104,410	-
Residential mortgage loans held in securitization trusts	5,573	5,540
Distressed residential mortgage loans held in securitization trust	432	-
Total interest income	137,527	24,291

INTEREST EXPENSE:
Investment securities and other	3,645	1,518
Multi-family collateralized debt obligations	97,032	-
Residential collateralized debt obligations	1,337	1,428
Securitized debt	1,945	-
Subordinated debentures	1,967	1,891
Total interest expense	105,926	4,837

NET INTEREST INCOME	31,601	19,454

OTHER INCOME (EXPENSE):
Provision for loan losses	(766)	(1,693)
Impairment loss on investment securities	-	(250)
Income from investments in limited partnership and limited liability company	622	2,167
Realized gain on investment securities and related hedges, net	6,268	5,740
Realized gain on residential distressed mortgage loans held in securitization trust	85	-
Unrealized loss on investment securities and related hedges, net	(3,947)	(9,657)
Unrealized gain on multi-family loans and debt held in securitization trusts	6,662	-
Total other income (expense)	8,924	(3,693)

General, administrative and other expenses (including $1,544 and $3,280 to related parties, respectively)	11,385	8,323
Termination of management contract with related party	40	2,195
Total general, administrative and other expenses	11,425	10,518

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	29,100	5,243
Income tax expense	932	433
INCOME FROM CONTINUING OPERATIONS	28,168	4,810
Income from discontinued operation – net of tax	14	63
NET INCOME	28,182	4,873
Net (loss) income attributable to noncontrolling interest	(97)	97
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$28,279	$4,776

Basic income per common share	$1.08	$0.46
Diluted income per common share	$1.08	$0.46
Dividends declared per common share	$1.06	$1.00
Weighted average shares outstanding-basic	26,067	10,495
Weighted average shares outstanding-diluted	26,067	10,495

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

	For the Quarters Ended December 31,
	2012	2011
	(unaudited)	(unaudited)
INTEREST INCOME:
Investment securities and other	$10,473	$5,361
Multi-family loans held in securitization trusts	37,331	-
Residential mortgage loans held in securitization trusts	1,372	1,323
Distressed residential mortgage loans held in securitization trust	432	-
Total interest income	49,608	6,684

INTEREST EXPENSE:
Investment securities and other	1,803	437
Multi-family collateralized debt obligations	34,543	-
Residential collateralized debt obligations	325	348
Securitized debt	1,029	-
Subordinated debentures	485	484
Total interest expense	38,185	1,269

NET INTEREST INCOME	11,423	5,415

OTHER INCOME (EXPENSE):
Provision for loan losses	(230)	(234)
Impairment loss on investment securities	-	(250)
(Loss) income from investments in limited partnership and limited liability company	(42)	405
Realized gain (loss) on investment securities and related hedges, net	594	(2,260)
Realized gain on residential distressed mortgage loans held in securitization trust	85	-
Unrealized loss on investment securities and related hedges, net	(1,370)	(895)
Unrealized gain on multi-family loans and debt held in securitization trusts	1,672	-
Total other income (expense)	709	(3,234)

General, administrative and other expenses (including $514 and $515 to related parties, respectively)	2,857	1,859
Termination of management contract with related party	-	2,195
Total general, administrative and other expenses	2,857	4,054

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	9,275	(1,873)
Income tax (benefit) expense	(133)	14
INCOME (LOSS) FROM CONTINUING OPERATIONS	9,408	(1,887)
(Loss) income from discontinued operation – net of tax	(18)	40
NET INCOME (LOSS)	9,390	(1,847)
Net income attributable to noncontrolling interest	-	45
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$9,390	$(1,892)

Basic income (loss) per common share	$0.19	$(0.16)
Diluted income (loss) per common share	$0.19	$(0.16)
Dividends declared per common share	$0.27	$0.35
Weighted average shares outstanding-basic	48,219	11,919
Weighted average shares outstanding-diluted	48,219	11,919

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2012	2011
ASSETS	(unaudited)

Investment securities, available for sale, at fair value (including pledged securities of $954,656 and $129,942, respectively)	$1,034,711	$200,342
Investment securities, available for sale, at fair value held in securitization trusts	71,159	-
Residential mortgage loans held in securitization trusts (net)	187,229	206,920
Residential distressed mortgage loans held in securitization trust (net)	60,459	-
Multi-family loans held in securitization trusts, at fair value	5,442,906	-
Derivative assets	246,129	208,218
Investment in limited partnership	136	8,703
Cash and cash equivalents	31,777	16,586
Receivable for securities sold	-	1,133
Receivables and other assets	85,895	40,803
Total Assets	$7,160,401	$682,705

LIABILITIES AND EQUITY
Liabilities:
Financing arrangements, portfolio investments	$889,134	$112,674
Residential collateralized debt obligations	180,979	199,762
Multi-family collateralized debt obligations, at fair value	5,319,573	-
Securitized debt	117,591	-
Derivative liabilities	5,542	2,619
Payable for securities purchased	245,931	228,300
Accrued expenses and other liabilities	34,434	7,154
Accrued expenses, related parties	211	889
Subordinated debentures	45,000	45,000
Total liabilities	6,838,395	596,398
Commitments and Contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 authorized, 49,575,331 and 13,938,273 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	496	139
Additional paid-in capital	355,006	153,710
Accumulated other comprehensive income	18,088	11,292
Accumulated deficit	(51,584)	(79,863)
Total stockholders' equity	322,006	85,278
Noncontrolling interest	-	1,029
Total equity	322,006	86,307
Total Liabilities and Equity	$7,160,401	$682,705